UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 9, 2015
Pennsylvania Real Estate Investment Trust
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2015, the Compensation Committee of Pennsylvania Real Estate Investment Trust (the “Company”) approved the Company’s 2015 annual cash incentive plan, and made annual incentive compensation opportunity awards (the “Opportunity Awards”) to certain executive officers, including the Chief Financial Officer and the General Counsel, and to other employees.

As part of the Opportunity Awards, the Compensation Committee approved individual threshold (i.e., minimum), target and outperformance (i.e., maximum) annual cash incentive opportunity levels, expressed as a percentage of base salary, that the participants are eligible to receive under their Opportunity Awards.

On April 9, 2015, the Compensation Committee modified the target level under the Opportunity Awards for the Chief Financial Officer and for the General Counsel from 60% to 80%.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: April 15, 2015	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel

2